GLOBAL GOLF HOLDINGS, INC.
A DELAWARE CORPORATION

ACKNOWLEDGEMENT OF RESIGNATION OF OFFICE

The undersigned hereby resigns from the office of Director of this corporation which he held prior to the commencement of the meeting that took place on the date below.

DATED:    November 23, 2004            _/s/ Raj Gurm_____
                    Raj Gurm